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                                 Sub-Item 77I
                      Terms of New or Amended Securities

Dover Responsibility Fund ceased offering C Shares on or about March 1, 2007. The Funds' Prospectus and Statement of Additional Information are incorporated by reference as filed via EDGAR on February 28, 2007 (accession number 0001193125-07-042714).